 Exhibit (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Class A Common Stock and
All Outstanding Shares of Class B Common Stock
of
Supreme Industries, Inc.
at
$21.00 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated August 22, 2017
by
Redhawk Acquisition Corporation
a direct wholly owned subsidiary of
Wabash National Corporation
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 27, 2017, UNLESS THE OFFER IS EXTENDED.
August 22, 2017
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated August 22, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, collectively constitute the “Offer”) relating to the offer by Redhawk Acquisition Corporation, a Delaware corporation (“Purchaser”) and direct wholly owned subsidiary of Wabash National Corporation, a Delaware corporation (“Wabash National”), to purchase all outstanding shares of  (i) Class A common stock, par value $0.10 per share (the “Class A Shares”), and (ii) Class B common stock, par value $0.10 per share (the “Class B Shares” and, collectively with the Class A Shares, the “Shares”), of Supreme Industries, Inc., a Delaware corporation (“Supreme”), at a price of  $21.00 per Share, net to the seller in cash (the “Offer Price”), without interest thereon and subject to any tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.
Also enclosed is Supreme’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF SUPREME HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER YOUR SHARES PURSUANT TO THE OFFER.
WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.
We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

Your attention is directed to the following:
1.
The Offer Price for the Offer is $21.00 per Share, net to the seller in cash, without interest and subject to any tax withholding, upon the terms and subject to the conditions of the Offer to Purchase.

2.
The Offer is being made for all outstanding Shares.

3.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 8, 2017 (the “Merger Agreement”), by and among Wabash National, Purchaser and Supreme. Following the completion of the Offer, Purchaser will be merged with and into Supreme (the “Merger”) without a vote of the stockholders of Supreme in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Supreme will survive as a direct wholly owned subsidiary of Wabash National, and each Share not previously purchased in the Offer (other than Shares held by Wabash National, Supreme, Purchaser or any of their respective wholly owned subsidiaries or stockholders of Supreme who have perfected their statutory rights of appraisal under Delaware law) will be converted into the right to receive the Offer Price in cash. The Offer, the Merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Transactions.” The Merger Agreement is more fully described in the Offer to Purchase.

4.
The Supreme board of directors has unanimously (i) determined that the Merger Agreement and the Transactions, including the Offer and the Merger, are fair and advisable to, and in the best interests of, Supreme and its stockholders, (ii) agreed that the Merger shall be effected under Section 251(h) of the DGCL, (iii) approved the execution, delivery and performance by Supreme of the Merger Agreement and the consummation of the Transactions, including the Offer and the Merger, and (iv) recommended that Supreme’s stockholders tender their Shares to Purchaser pursuant to the Offer.

5.
The term “Expiration Date” means 12:01 a.m., New York City time, on Wednesday, September 27, 2017, unless and until, in accordance with the terms of the Merger Agreement and applicable law, Purchaser extends the period of time for which the Offer is open, in which case the term “Expiration Date” means the latest time and date at which the Offer, as extended by Purchaser, expires.

6.
The Offer is not subject to any financing condition. The Offer is subject to a number of conditions, including among other things, that the number of Shares validly tendered in the Offer and not properly withdrawn prior to the expiration of the Offer, together with the number of Shares, if any, then owned by Wabash National or Purchaser, and any subsidiary or affiliate of Wabash National or Purchaser, taken as a whole (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” as defined in Section 251(h) of the DGCL, by the Depositary (as defined below) for the Offer pursuant to such procedures), constitutes at least one Share more than one-half of all Shares outstanding as of the consummation of the Offer. The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions as described in Section 14 — ‘‘Conditions of the Offer” of the Offer to Purchase.

7.
Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or Laurel Hill Advisory Group, LLC, which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding (currently at a rate of 28%) may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.
Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the “Depositary”) of  (a) Share certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (b) a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof), with any required signature guarantees (or, in the case of a Book-Entry Transfer (as defined in the Offer to Purchase), an Agent’s Message (as defined in the Offer to Purchase) if submitted in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary at one of its addresses.
UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.
Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Class A Common Stock and
All Outstanding Shares of Class B Common Stock
of
Supreme Industries, Inc.
at
$21.00 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated August 22, 2017
by
Redhawk Acquisition Corporation
a direct wholly owned subsidiary of
Wabash National Corporation
The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated August 22, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), relating to outstanding shares of  (i) Class A common stock, par value $0.10 per share (the “Class A Shares”), and (ii) Class B common stock, par value $0.10 per share (the “Class B Shares” and, collectively with the Class A Shares, the “Shares”).
This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.
NUMBER OF SHARES TO BE TENDERED: (1)	SIGN HERE
Shares	(Signature(s))
Please Type or Print Name(s)
Please Type or Print Name(s)
Area Code and Telephone Number
Tax Identification or Social Security Number
Dated:
(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.